MALIZIA SPIDI & FISCH, PC
                                ATTORNEYS AT LAW

1100 NEW YORK AVENUE, N.W.                                      637 KENNARD ROAD
SUITE 340 WEST                                 STATE COLLEGE, PENNSYLVANIA 16801
WASHINGTON, D.C.  20005                                           (814) 466-6625
(202) 434-4660                                         FACSIMILE: (814) 466-6703
FACSIMILE: (202) 434-4661

September 7, 2001

Board of Directors
PHSB Financial Corporation
744 Shenango Road
Beaver Falls, PA  15010

    Re:      Registration Statement Under the Securities Act of 1933, as amended
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Ladies and Gentlemen:

         This opinion is rendered in connection with the Registration Statement on Form SB-2 filed with the Securities and Exchange Commission under the Securities Act of 1933, as amended, (the "Act") relating to the offer and sale (the "Offering") of up to 5,372,522 shares of common stock, par value $.10 per share (the "Common Stock"), of PHSB Financial Corporation (the "Company"). As special counsel to the Company, we have reviewed such legal matters as we have deemed appropriate for the purpose of rendering this opinion.

         Based on the foregoing, we are of the opinion that the shares of Common Stock of the Company covered by the aforesaid Registration Statement will, when issued in accordance with the terms of the Offering against full payment therefor, be validly issued, fully paid, and non- assessable shares of Common Stock of the Company.

         We assume no obligation to advise you of changes that may hereafter be brought to our attention.

         We hereby consent to the use of this opinion and to the reference to our firm appearing in the Company's Prospectus under the heading "Legal
Matters." In giving this consent, we do not admit that we come within the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Securities and Exchange Commission adopted under the Act.

                                                  Very truly yours,


                                                  /s/MALIZIA SPIDI & FISCH, PC
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                                                  MALIZIA SPIDI & FISCH, P.C.